UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2016

CHESAPEAKE UTILITIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Silver Lake Boulevard, Dover, Delaware 19904

(Address of principal executive offices)

Registrant’s telephone Number, including area code: (302) 734-6799

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE — This Form 8-K/A is being filed solely to change the Item number of the disclosure in Form 8-K filed with the Securities and Exchange Commission on August 12, 2016 (from Item 8.01 to Item 7.01).

Item 7.01	Regulation FD Disclosure.

Chesapeake Utilities Corporation (the “Company”) met with analysts, investors, and other members of the financial community at the Company’s inaugural Investor Day in Amelia Island, Florida on Thursday, August 11, 2016. The slide presentation that was distributed by the Company during this meeting is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in the Current Report on Form 8-K, as amended by this Form 8-K/A, and in Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation by reference language in such filing.

Item 9.01	Financial Statements and Exhibits.

The following Exhibit is furnished as part of this report:

Exhibit 99.1 - Chesapeake Utilities Corporation slide presentation from its 2016 Investor Day conference.

This Form 8-K/A and the exhibit hereto contain “forward-looking statements” that are subject to various assumptions, risks and uncertainties. These statements should be read in conjunction with the “Forward-Looking Statements” section in the Company’s Form 10-K for the fiscal year ended December 31, 2015 and Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 (which sections are incorporated herein by reference), and in conjunction with other Securities and Exchange Commission reports filed by the Company that discuss important factors that could cause the Company’s actual results to differ materially from those anticipated in such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

	By:	/s/ Beth W. Cooper
September 20, 2016	Name:	Beth W. Cooper
	Title:	Senior Vice President and Chief Financial Officer